UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2008

First Century Bancorp.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of principal executive offices)	(Zip Code)

(770) 297-8060
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     Departure of Directors or Principal Officers; Appointment of Principal Officers

     Effective as of September 30, 2008, Sondra J. Perkins, First Century Bancorp.’s principal financial and accounting officer resigned. The company thanks Ms. Perkins for her service to the company and wishes her the best in future endeavors.

     Effective as of October 1, 2008, Denise Smyth will serve as First Century Bancorp.’s principal financial and accounting officer. Ms. Smyth has over 20 years of accounting experience. Ms. Smyth also serves as chief financial officer for First Covenant Bank in Norcross, Georgia, a de novo bank that commenced operations in September 2006. Ms. Smyth is not subject to a written employment agreement with First Century Bancorp.

The company’s officers, and the businesses and other organizations with which they are associate, from time to time may have banking transactions in the ordinary course of business with First Century Bank, National Association (the “Bank”) and First Century Bancorp. (the “Company”). The Bank’s policy is that any loans or other commitments to those persons or entities be made in accordance with applicable law and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities of similar standing. All transactions with affiliates must be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of directors including a majority of disinterested directors.

     In addition, each loan by the Bank to any officer, director or controlling person of the Bank or any of its affiliates may be made only in compliance with the following conditions:

     The loan:

•

must be evidenced by a promissory note naming the Bank as payee and must contain an annual percentage rate which is reasonably comparable to that normally charged to non-affiliates by other commercial lenders for similar loans made in the Bank’s locale;

•

must be repaid according to appropriate amortization schedules and contain default provisions comparable to those normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale;

•

must be made only if credit reports and financial statements, or other reasonable investigation appropriate in light of the nature and terms of the loan and which meet the loan policies normally used by other commercial lenders for similar loans made to non-affiliates in the Bank’s locale, show the loan to be collectible and the borrower a satisfactory credit risk; and,

•

the purpose of the loan and the disbursement of proceeds are reviewed and monitored in a manner comparable to that normally used by other commercial lenders for similar loans made in the Bank’s locale.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANCORP.

By: /s/ William R. Blanton
Name: William R. Blanton
Title: Chief Executive Officer

Dated: October 6, 2008

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